Exhibit 5.1
[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]
December 28, 2006

(415) 393-8200	42376-00822

(415) 986-5309
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

Re:	Intel Corporation
Registration Statement on Form S-3
File No. 333-132865
Ladies and Gentlemen :
     We have acted as counsel to Intel Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-3 (File No. 333-132865) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on March 30, 2006, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Prospectus Supplements dated December 28, 2006, and filed with the Commission on December 28, 2006 pursuant to Rule 424(b) of the Securities Act relating to (i) $100,000,000 of general unsecured obligations (the “Obligations”) under the Company’s Sheltered Employee Retirement Plan Plus (the “SERPLUS Plan”) that are being registered as purchase contracts under the Registration Statement, and (ii) 25,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), reserved for issuance pursuant to the Company’s 401(k) Savings Plan (the “401(k) Plan”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:
1.	The Obligations, when issued in accordance with the SERPLUS Plan, will constitute legal, valid and binding obligations of the Company.

2.	The shares of Common Stock being offered under the 401(k) Plan, when issued and paid for in accordance with the 401(k) Plan, will be validly issued, fully paid and nonassessable.
     The opinions set forth in paragraph 1 above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of California and the United States of America and the Delaware General Corporation Law. We are not admitted in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law, as currently in effect, and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the effect of the present state of the laws of the State of New York, the State of California, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws. We express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws or regulations.
     We consent to the filing of this opinion in a Current Report on Form 8-K relating to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP